--------------------------------------------------------------------------------


                                UGI CORPORATION


                                      and


                            MELLON BANK (EAST) N.A.

                                 Rights Agent



                               Rights Agreement

                          Dated as of April 29, 1986


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

Section 1.     Certain Definitions.................................................   1

Section 2.     Appointment of Rights Agent.........................................   3

Section 3.     Issue of Right Certificates.........................................   3

Section 4.     Form of Right Certificates..........................................   5

Section 5.     Countersignature and Registration...................................   5

Section 6.     Transfer, Split Up, Combination and Exchange of Right Certificates;
               Mutilated, Destroyed, Lost or Stolen Right Certificates.............   6

Section 7.     Exercise of Rights; Purchase Price; Expiration Date of Rights.......   7

Section 8.     Cancellation and Destruction of Right Certificates..................   8

Section 9.     Reservation and Availability of Capital Stock.......................   9

Section 10.    Preference Shares Record Date.......................................  10

Section 11.    Adjustment of Purchase Price, Number and Kind of Shares or
               Number of Rights....................................................  10

Section 12.    Certificate of Adjusted Purchase Price or Number of Shares..........  18

Section 13.    Consolidation, Merger or Sale or Transfer of Assets or Earning
               Power...............................................................  18

Section 14.    Additional Covenants................................................  20

Section 15.    Fractional Rights and Fractional Shares.............................  20

Section 16.    Rights of Action....................................................  21

Section 17.    Agreement of Right Holders..........................................  22

Section 18.    Right Certificate Holder Not Deemed a Shareholder...................  22

Section 19.    Concerning the Rights Agent.........................................  22

Section 20.    Merger or Consolidation or Change of Name of Rights Agent...........  23

Section 21.    Duties of Rights Agent..............................................  23

Section 22.    Change of Rights Agent..............................................  25

Section 23.    Issuance of New Right Certificates..................................  26

Section 24.    Redemption and Termination..........................................  26

Section 25.    Notice of Certain Events............................................  27

Section 26.    Notices.............................................................  28

Section 27.    Supplements and Amendments..........................................  28

Section 28.    Determination and Actions by the Board of Directors, etc............  29

Section 29.    Successors..........................................................  29

Section 30.    Benefits of this Agreement..........................................  29

Section 31.    Severability........................................................  29

Section 32.    Governing Law.......................................................  29

Section 33.    Counterparts........................................................  29

Section 34.    Descriptive Headings................................................  30

                                RIGHTS AGREEMENT
                                ----------------


          Agreement, dated as of April 29, 1986, between UGI CORPORATION, a Pennsylvania corporation (the "Company"), and MELLON BANK (EAST) N.A., a national bank (the "Rights Agent").

          The Board of Directors of the Company has authorized and declared a dividend of one right (a "Right") for each share of Common Stock, $4.50 par value, of the Company ("Common Share") outstanding or held in the Company's treasury at the close of business on May 19, 1986 (the "Record Date") and has authorized the issuance of one Right for each Common Share that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are defined in Sections 3 and 7 hereof), each Right representing the right to purchase one one-hundredth of a share of Series A Junior Participating Preference Stock, without par value, of the Company ("Preference Share") upon the terms and subject to the conditions of this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1.  Certain Definitions.  For purposes of this Agreement, the
                      -------------------
following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of shares of the Company which entitle the holder to cast 20% or more of the votes that all shareholders of the Company would be entitled to cast generally in the election of directors, but shall not include the Company or any of its Subsidiaries (as such term is hereinafter defined), or any employee benefit plan of the Company or any of its Subsidiaries or an entity holding Common Shares for or pursuant to the terms of any such plan.

          (b) "Affiliate", "Associate" and "control" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

               (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights at any time prior to the occurrence of a Triggering Event (as such term is hereinafter defined), but thereafter including Rights acquired from and after the Distribution Date (as defined in Section 3(a) below) other than Rights acquired pursuant to Sections 3(a), 11(i) and 23 hereof), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the
                     --------  --------
          Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase;

               (ii)   which such Person or any of such Person's Affiliates
          or Associates directly or indirectly, has the right to vote or to dispose of or "beneficial ownership" (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act) of, including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial
          --------  -------
          Owner of, or to beneficially own, any security pursuant to this subparagraph (ii) if the agreement, arrangement or understanding to vote such security (A) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (B) is not also then reportable on
          Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (other than pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (c)) or disposing of any securities of the Company.

          (d) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the Commonwealth of Pennsylvania are authorized or obligated by law or executive order to close.

          (e) "Close of Business" on any given date shall mean 5:00 P.M., Philadelphia time, on such date; provided, however, that if such date is not a
                                 --------  -------
Business Day it shall mean 5:00 P.M., Philadelphia time, on the next succeeding Business Day.

          (f) "Common Shares" when used with reference to the Company shall mean the shares of Common Stock of the Company. At the date hereof, the par value of such Common Shares is $4.50 per share. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock or other equity securities or equity interests of such Person with the greatest voting power or other power to control or direct the management of such Person, or, if such Person is a Subsidiary of another Person, such capital stock or other equity securities or equity interests of the Person which ultimately controls such first-mentioned Person.

          (g) "Continuing Director" shall mean (i) any member of the Board of Directors of the Company, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board prior to the date of this Agreement, or (ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

          (h) "Person" shall mean any individual, firm, corporation, partnership, limited partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

          (i) "Preference Shares" shall mean shares of Series A Junior Participating Preference Stock, without par value, of the Company.

          (j) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

          (k) "Subsidiary" of a Person shall mean (i) any Person of which a majority of any class equity securities or other equity interests is beneficially owned, directly or indirectly, by such Person and (ii) any Person that such Person otherwise controls.

          (l) "Triggering Event" shall mean any event described in Sections 11(a)(ii)(A), (B) or (C) or 13(a) hereof.

         Where reference is made in this Agreement to sections of, and the General Rules and Regulations under, the Securities Exchange Act of 1934, such reference shall mean such sections and rules as amended from time to time and any successor provisions thereto.

         Section 2.  Appointment of Rights Agent.  The Company hereby appoints
                     ---------------------------
the Rights Agent to act as agent for the Company and the holders of the Rights in accordance with the terms and Conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

         Section 3.  Issue of Right Certificates.
                     ---------------------------

         (a) Until the earlier of (i) the close of business on the tenth day after the Shares Acquisition Date or (ii) the close of business on the tenth day after the date of the commencement of, or first public announcement of the intent of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer upon consummation of which any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such Plan) would beneficially own shares of the Company which entitle the holder to cast 30% or more of the votes which all shareholders of the Company would be entitled to cast generally in the election of directors (the earlier of (i) and (ii) being herein referred to as the "Distribution Date"), (x) the Rights will be represented (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares registered in the names of the holders thereof (which certificates for Common Shares shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto (a "Right Certificate"), evidencing one Right for each Common Share so held, subject to adjustment as provided herein. As of and after the Distribution Date, the Rights will be represented solely by such Right Certificates.

         (b) The Company will send a copy of a Summary of Rights to Purchase Preference Stock, in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date at the address of such holder shown on the records of the Company. Until the Distribution Date, the registered holders of the Common Shares shall also be the registered holders of the Rights. Until the earlier of the Expiration Date (as such term is defined in Section 7 hereof) or the Distribution Date, the transfer of any certificate for Common Shares, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights.

         (c) Certificates for Common Shares which are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

     This certificate represents certain Rights as set forth in a Rights Agreement between UGI Corporation and Mellon Bank (East) N.A. dated as of April 29, 1986 (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of UGI Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be represented by separate certificates and will no longer be represented by this certificate. UGI Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons and their Affiliates and Associates (as defined in the Rights Agreement) and any subsequent holder may become null and void.

Until the earlier of the Expiration Date and the Distribution Date, the transfer of any such certificate shall also constitute the transfer of the Rights.

          Section 4.  Form of Right Certificates.
                      --------------------------

          (a) The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be in substantially the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and 23 hereof, the Right Certificates, whenever issued, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of Preference Shares as shall be set forth therein at the price per share set forth therein (the "Purchase Price"), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

          (b) Any Right Certificate issued pursuant to Sections 3(a), 11(i) or 23 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which is part of a plan, arrangement or understanding which has a primary purpose or effect of avoidance of Section 7(e) hereof, and any Right Certificate issued pursuant to Sections 6 or 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

     The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby may become void in the circumstances specified in Section 7(e) of such Agreement.

          Section 5.  Countersignature and Registration.  The Right Certificates
                      ---------------------------------
shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

          Section 6.  Transfer, Split Up, Combination and Exchange of Right
                      -----------------------------------------------------
Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.  Subject
---------------------------------------------------------------------
to the provisions of Sections 4(b), 7(e) and 15 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Preference Shares (or, following a Triggering Event, Common Shares, other securities or property, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 4(b) and 7(e) hereof, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

          Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          Section 7.  Exercise of Rights; Purchase Price; Expiration Date of
                      ------------------------------------------------------
Rights.
------

          (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercise set forth in Sections 9(c), 11(a)(iii) and 24(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for that purpose, together with payment of the Purchase Price for the Preference Shares (or other securities or property as the case may be) as to which the Rights are exercised, at or prior to the earlier of (i) the close of business on April 29, 1996 (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 24 hereof (such earlier time being herein referred to as the "Expiration Date").

          (b) The Purchase Price for each one one-hundredth of a Preference Share pursuant to the exercise of a Right shall initially be $75, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

          (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall thereupon promptly
(i) requisition from any transfer agent of the Preference Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Preference Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 15, (iii) promptly after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities (including Common Shares) of the Company, pay cash or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash or other property are available for the distribution by the Rights Agent, if and when appropriate.

          (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be countersigned by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 15 hereof.

          (e) Notwithstanding anything in this Agreement to the contrary, from and after the occurrence of a Triggering Event, any Rights beneficially owned by
(i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person,
(ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring

Person (or such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which is part of a plan, arrangement or understanding which has a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, and any holder of such Rights shall thereupon have no rights whatsoever with respect to such rights, whether under any provision of this Agreement or otherwise, from and after the occurrence of a Triggering Event. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

          (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

          (g) In the event that the number of Preference Shares which are authorized by a securities certificate registered by the Pennsylvania Public Utility Commission under Chapter 19 of the Pennsylvania Public Utility Code are not sufficient to permit the exercise in full of the Rights in accordance with this Section 7, the Company shall take the steps provided in Section 11(a)(iii) hereof with the following substitutions: (i) "Common Shares" shall mean "Preference Shares" except that in clauses (D) and (xxx) "Common Shares" shall mean "Common and Preference Shares"; (ii) "Authorization Period" shall mean within 90 days of the Distribution Date; and (iii) "Adjustment Shares" shall mean the number of Preference Shares for which a Right is exercisable.

          Section 8.  Cancellation and Destruction of Right Certificates.  All
                      --------------------------------------------------
Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

          Section 9.  Reservation and Availability of Capital Stock.
                      ---------------------------------------------

          (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preference Shares or authorized and issued shares of Preference Shares held in its treasury, the number of shares of Preference Shares that, except as provided in Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights. Upon the occurrence of a Triggering Event, the Company covenants and agrees to comply with the foregoing sentence with respect to Common Shares or other securities for which Rights may be exercised pursuant to Sections 11(a)(ii) and (iii) hereof.

          (b) So long as the Preference Shares (and, following the occurrence of a Triggering Event, Common Shares or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

          (c) The Company shall use its best efforts to (i) file, as soon as practicable following the expiration of the Substitution of Value Period (as such term is defined in Section 11(a)(iii) hereof) or, if the Company successfully authorizes sufficient additional Common Shares pursuant to Section 11(a)(iii) hereof, as soon as practicable following the expiration of the Authorization Period, a registration statement under the Securities Act of 1933 (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date. The Company will also take such action as may be appropriate under the securities or "blue sky" laws of the various states. The Company may temporarily suspend, for a period of time not to exceed 90 days after the expiration of the Substitution of Value Period or Authorization Period, as the case may be, the exercisability of the Rights in order to prepare and file such registration statement. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

          (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preference Shares (and, following the occurrence of a Triggering Event, Common Shares or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

          (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates for shares of Preference Shares (or Common Shares or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of the shares of Preference Shares (or Common Shares or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Right Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Preference Shares (or Common Shares or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          Section 10.  Preference Shares Record Date.  Each person in whose name
                       -----------------------------
any certificate for Preference Shares (or Common Shares or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preference Shares (or Common Shares or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such
                                     --------  -------
surrender and payment is a date upon which the Preference Shares (or Common Shares or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preference Shares (or Common Shares or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          Section 11.  Adjustment of Purchase Price, Number and Kind of Shares
                       -------------------------------------------------------
or Number of Rights.  The Purchase Price, the number of and kind of shares
-------------------
covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a)  (i)     In the event the Company shall at any time after the date
          of this Agreement (A) declare a dividend on the Preference Shares payable in Preference Shares, (B) subdivide the outstanding Preference Shares, (C) combine the outstanding Preference Shares into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preference Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preference Shares transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                    (ii) In the event

                         (A) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, shall (1) merge with and into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Shares of the Company shall remain outstanding and unchanged, (2) in one or more transactions, transfer any assets to the Company in exchange (in whole or in part) for shares of any class of equity securities of the Company or any of its Subsidiaries or for securities exercisable for or convertible into shares of any class of equity securities of the Company or any of its Subsidiaries or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of equity securities of the Company or any of its Subsidiaries or securities exercisable for or convertible into shares of any class of equity securities of the Company or any of its Subsidiaries (other than as part of a pro rata distribution to all holders of Common Shares), (3) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of (in one or more transactions), to, from or with, as the case may be, the Company or any of its Subsidiaries, assets on terms and conditions less favorable to the Company or such Subsidiary than the Company or such Subsidiary would be able to obtain in arm's-length negotiation with an unaffiliated third party, other than pursuant to a transaction set forth in Section 13(a) hereof, (4) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of (in one or more transactions), to, from or with, as the case may be, the Company or any of its Subsidiaries (other than incidental to the lines of business, if any, engaged in as of the date hereof between the Company and such Acquiring Person or Associate or Affiliate) assets having an aggregate fair market value of more than $5,000,000, other than pursuant to a transaction set forth in Section 13(a) hereof, (5) receive any compensation from the Company or any of its Subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company's and such Subsidiary's past practices, or (6) receive the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries, or

                    (B) any Person (other than the Company, any Subsidiary of
               the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, shall become the Beneficial Owner of shares of the Company which entitle the holder to cast 40% or more of the votes that all shareholders of the Company would be entitled to cast generally in the election of directors, other than pursuant to any transaction set forth in Section 13(a) hereof, or

                    (C) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions (whether or not with or into or otherwise involving an Acquiring Person or any Affiliate or Associate thereof) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into equity securities of the Company or any of its Subsidiaries which is directly or indirectly beneficially owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person, then, and in each such case, proper provision shall be made so that each holder of a Right, except as provided below and in Section 7(e), shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of Preference Shares, such number of Common Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredth of a Preference Share for which a Right is then exercisable and dividing that product by (y) 50% of the current market price per Common Share (determined pursuant to Section 11(d)) on the date of such first occurrence (such number of shares, the "Adjustment Shares").

               (iii) In the event that the number of Common Shares which (x) are authorized by the Company's articles but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights or (y) are authorized by a securities certificate registered by the Pennsylvania Public Utility Commission under Chapter 19 of the Pennsylvania Public Utility Code, are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary (unless the Board of Directors of the Company shall determine in good faith that no such action would be successful (the "Authorization Determination")) to have authorized additional Common Shares for issuance upon exercise of the Rights; provided, however, if
                                                           --------
          the Company is unable to cause the authorization of a sufficient number of additional Common Shares within 90 days of the first occurrence of an event set forth in Section 11(a)(ii)(A), (B), and (C) hereof, (such

          90 day period, the "Authorization Period"), then, in the event the rights become so exercisable, the Company, with respect to each Right and to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the Shares Acquisition Date to which the Company or any of its Subsidiaries is a party which remain in effect following such first occurrence, shall, upon the exercise of any such Right, make adequate provision to: (A) pay an amount in cash equal to, or issue Common Shares having an aggregate current market price equal to, the excess of (1) the product of (xx) the number of Adjustment Shares, multiplied by (yy) the current market price (determined pursuant to Section 11(d) hereof) per Common Share on the date of the first occurrence of an event set forth in Section 11(a)(ii)(A), (B) and (C) above (such product, the "Current Value"), over (2) the Purchase Price, in lieu of issuing Common Shares and requiring payment therefor, or (B) issue debt or equity securities (other than Common Shares) having a value equal to the Current Value, where the value of such securities shall be determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company, and requiring the payment of the Purchase Price, or
          (C) issue a number of, or units of, Preference Shares equal to the number of Adjustment Shares where the Board of Directors of the Company shall have deemed such shares or units to have the same value as the Common Shares (a "common stock equivalent"), and requiring the payment of the Purchase Price, or (D) deliver any combination of cash, property, Common Shares, common share equivalents or other securities having the requisite value as determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company and requiring the payment of all or any requisite portion of the Purchase Price; provided further, however, if the Company shall
                              -------- -------
          not have made adequate provision to deliver value pursuant to clauses
          (A), (B), (C), or (D) above within 30 days following the earlier of
          (i) the date of the Authorization Determination, and (ii) the expiration of the Authorization Period (such 30-day period, the "Substitution of Value Period"), then the Company shall be obligated to deliver cash in accordance with clause (A) above. To the extent that the Company determines that some action need be taken pursuant to clauses (A), (B), (C), or (D) of the first proviso to the first sentence of this Section 11(a)(iii), the Company (xxx) shall provide, subject to Section 7(e) hereof, that all outstanding Rights shall be exercisable for the same combination of cash, property, Common Shares, common share equivalents and/or other securities, and (yyy) may suspend the exercisability of the Rights until the expiration of the Substitution of Value Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first proviso and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

          (b) In the case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preference Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preference Shares (or securities convertible into Preference Shares) at a price per Preference Share (or having a conversion price per Preference Share, if a security convertible into Preference Shares) less than the current per share market price of the Preference Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preference Shares outstanding on such record date plus the number of Preference Shares which the aggregate offering price of the total number of Preference Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preference Shares outstanding on such record date plus the number of additional Preference Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Preference Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case the Company shall fix a record date for the making of a distribution to all holders of Preference Shares (including any such distribution made in connection with a merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company or a dividend payable in Preference Shares) or rights, options or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per Preference Share (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed in respect of one Preference Share or of such rights, options or warrants applicable to one Preference Share and the denominator of which shall be such current market price per Preference Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii)(A) hereof, the "current market price" per Common Share on any date shall be deemed to be the average of the daily closing prices per Common Share for 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii)(A) hereof, the "current market price" per Common Share on any date shall be deemed to be the average of the daily closing prices per Common Share for ten consecutive Trading Days immediately following such date; provided, however, that in the event
                                           --------
          that the current market price per Common Share is determined during a period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common Shares payable in Common Shares or securities convertible into Common Shares (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of the requisite 30 Trading Day or ten Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Shares, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.

               (ii) For the purpose of any computation hereunder, the "current market price" per Preference Share shall be determined in the same manner as set forth above for a Common Share in clause (i) of this
          Section 11(d) (other than the next to last sentence thereof). If the current market price per Preference Share cannot be determined in the manner provided above or if the Preference Shares are not publicly held or listed or traded in a manner described in clause (i) of this
          Section 11(d), the "current market price" per Preference Share shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Shares occurring after the date of this Agreement) multiplied by the current market price per Common Share. If neither the

          Common Shares nor the Preference Shares are publicly held or so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

          (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e)
--------  -------
are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

          (f) If as a result of an adjustment made pursuant to Sections 11(a) or 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preference Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m) and the
provisions of Sections 7, 9, 10 and 13 hereof with respect to the Preference Shares shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Preference Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares (calculated to the nearest ten-thousandth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and
(ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Preference Shares issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Preference Shares for which a Right was exercisable for the number of Preference Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to
Section 15 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of Preference Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the Preference Shares (or other shares of capital stock) issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preference Shares (or such other shares of capital stock) at such adjusted Purchase Price.

          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Preference Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preference Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided,
                                                                       --------
however, that the Company shall deliver to such holder a due bill or other
-------
appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the

Preference Shares, (ii) issuance wholly for cash of any of the Preference Shares at less than the current market price, (iii) issuance wholly for cash of Preference Shares or securities which by their terms are convertible into or exchangeable for Preference Shares, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preference Shares shall not be taxable to such shareholders.

          (n) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Record Date and prior to the Distribution Date (i) declare a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, (iii) combine the outstanding Common Shares into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Shares, the number of Rights then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights following any such event shall equal the result obtained by multiplying the number of Rights immediately prior to such even by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event.

          Section 12.  Certificate of Adjusted Purchase Price or Number of
                       ----------------------------------------------------
Shares.  Whenever an adjustment is made as provided in Sections 11 and 13
------
hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Preference and Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 26 hereof.

          Section 13.  Consolidation, Merger or Sale or Transfer of Assets or
                       -------------------------------------------------------
                       Earning Power.
                       -------------

          (a) In the event that, following the Shares Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger, all or part of the outstanding Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable Common Shares (or other securities or property as provided for herein) of the Principal Party (as such term is hereinafter defined), not subject to any rights of first refusal, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a Preference Share for which a Right is then exercisable, and dividing that product by (2) 50% of the current market price (determined pursuant to Section 11(d)(i) hereof) per Common Share of such Principal Party on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof (including, without limitation, the provisions of Section 11(a)(iii) which relate to the first occurrence of an event set forth in Section 13(a) hereof) shall apply only to such Principal Party following the first occurrence of an event set forth in this Section 13(a); and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.

          (b)  "Principal" Party" shall mean

               (i)  in the case of any transaction described in clause (x) or
          (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

               (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Shares of such
--------
Person are not at such time and have not been continuously over the preceding 12 month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

          (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this
Section 13, the Principal Party will

               (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

               (ii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that one of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

          Section 14.  Additional Covenants.
                       --------------------

          (a) Notwithstanding any other provision of this Agreement, from and after the Shares Acquisition Date, no adjustment to the Purchase Price, the number of Preference Shares (or fractions of a Preference Share) for which a Right is exercisable or the number of Rights outstanding shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including, without limitation, the benefits under Sections 11(a)(ii) and 13, unless the terms of this Agreement are amended so as to preserve such benefits.

          (b) The Company covenants and agrees that, from and after the Shares Acquisition Date, it shall not engage in any transaction described in clauses
(a), (b) or (c) of the first sentence of Section 13 of this Agreement if at the time of or after such transaction there are any charter or by-law provisions or any rights, warrants or other instruments or securities outstanding or agreements in effect, or any other action taken, which would eliminate or otherwise diminish the benefits intended to be afforded by the Rights.

          (c) The Company covenants and agrees that, from and after the Shares Acquisition Date, it will not, directly or indirectly, take any action the purpose or effect of which is to eliminate or otherwise diminish the benefits intended to be afforded by the Rights.

          Section 15.  Fractional Rights and Fractional Shares.
                       ---------------------------------------

          (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(n), or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional

Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 15(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if no so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker, making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

          (b) The Company shall not be required to issue fractions of Preference Shares upon exercise of the Rights or to distribute certificates which evidence fractional Preference Shares, other than fractions of Preference Shares which are integral multiples of one one-hundredth of a Preference Share. In lieu of fractional shares which are not integral multiples, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a Preference Share. For purposes of this Section 15(b), the current market value of one one-hundredth of a Preference Share shall be one one-hundredth of the closing price of a Preference Share (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

          (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 15(c), the current market value of one Common Share shall be the closing price of one Common Share (as determined pursuant to of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

          (d) The holder of a Right by the acceptance of the Rights expressly waives the right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 15.

          Section 16.  Rights of Action.  All rights of action in respect of
                       ----------------
this

Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate without the consent of the Rights Agent or of the holder of any other Right Certificate, may, in the holder's own behalf and for the holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, the holder's right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

          Section 17.  Agreement of Right Holders. Every holder of a Right by
                       --------------------------
accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Shares;

          (b) after the Distribution Date, the Right Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

          (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

          Section 18.  Right Certificate Holder Not Deemed a Shareholder. No
                       -------------------------------------------------
holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preference Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

          Section 19.  Concerning the Rights Agent. The Company agrees to pay
                       ---------------------------
to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

          The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preference Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

          Section 20.  Merger or Consolidation or Change of Name of Rights
                       ----------------------------------------------------
Agent. Any corporation into which the Rights Agent or any successor Rights Agent
-----
may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 22 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          Section 21.  Duties of Rights Agent. The Rights Agent undertakes the
                       ----------------------
duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common or Preference Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common or Preference Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, a Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

          (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

          Section 22.  Change of Rights Agent. The Rights Agent or any successor
                       ----------------------
Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common and Preference Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common and Preference Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any state of the United States so long as such corporation is authorized to do business as a banking institution in any state, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority, which has an office, agency or drop in the State of New York and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a corporation described in clause (a) of this sentence and controlled by such corporation. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed;

but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and delivery any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common and Preference Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 22, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 23.  Issuance of New Right Certificates. Notwithstanding any
                       ----------------------------------
of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

          Section 24.  Redemption and Termination.
                       --------------------------

          (a) The Board of Directors of the Company may, at its option, at any time prior to 5:00 P.M., Philadelphia time, on the earlier of (i) the close of business on the tenth day following the Shares Acquisition Date (or, if the Shares Acquisition Date shall have occurred prior to the Record Date, the close of the business on the tenth day following the Record Date), or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.05 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, if the Board of
                                        --------
Directors of the Company authorized redemption of the Rights in either of the circumstances set forth in clauses (i) and (ii) below, then there must be Continuing Directors then in office and such authorization shall require the concurrence of a majority of such Continuing Directors: (i) such authorization occurs on or after the time a Person becomes an Acquiring Person, or (ii) such authorization occurs on or after the date of a change (resulting from a proxy or consent solicitation) in a majority of the directors in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the Board of Directors of the Company, have determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of a Triggering Event unless, concurrent with such solicitation, such Person (or one or more of its Affiliates or Associates) is making a cash tender offer pursuant to a
Schedule 14D-1 filed with the Securities and Exchange Commission for all outstanding Common Shares not beneficially owned by such Person (or by its Affiliates or Associates); provided further, however, that if, following the
                           -------- -------
occurrence of a Shares Acquisition Date and following the expiration of the right of redemption hereunder but prior to any Triggering Event, each of the following shall have occurred and remain in effect: (i) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares in a transaction, or series of transactions, which did not result in the occurrence of a Triggering Event such that such Person is thereafter a Beneficial Owner of shares of the Company which entitle the holder to cast 10% or less of the votes that all shareholders of the Company are entitled to cast generally in the election of directors, (ii) there are no other Persons, immediately following the occurrence of the event described in clause
(i), who are Acquiring Persons, and (iii) the transfer or other disposition described in clause (i) above was other than pursuant to a transaction, or series of transactions, which directly or indirectly involved the Company or any of its Subsidiaries; then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 24. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 11(a)(ii) prior to the expiration of the Company's right of redemption hereunder.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within ten days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

          Section 25.  Notice of Certain Events. In case the Company shall
                       ------------------------
propose (a) to pay any dividend payable in stock of any class to the holders of Preference Shares or to make any other distribution to the holders of Preference Shares (other than a regular periodic cash dividend out of earnings or retained earnings of the Company) or (b) to offer to the holders of Preference Shares rights or warrants to subscribe for or to purchase any additional Preference Shares or shares of stock of any class or any other securities, rights or options, or (c) effect any reclassification of its Preference Shares (other than a reclassification involving only the subdivision of outstanding Preference Shares), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preference Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of Preference Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Preference Shares whichever shall be the earlier.

          In case any of the events set forth in Section 11(a)(ii) of this Agreement shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under
Section 11(a)(ii) hereof and (ii) all references in the preceding paragraph to Preference Shares shall be deemed thereafter to refer to Common Shares and, if appropriate, other securities.

          Section 26.  Notices. Notices or demands authorized by this Agreement
                       -------
to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                                 UGI Corporation
                                 Box 858
                                 Irwin Building, Route 363
                                 Valley Forge, PA 19482

                                 Attention:    Secretary

Subject to the provisions of Section 22 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                                 Mellon Bank (East) N.A.
                                 Four Mellon Bank Center
                                 1421 Chestnut Street, 16th Floor
                                 Philadelphia, PA  19101

                                 Attention:    Miss Sally J. Jones
                                               Vice President
                                               Corporate Trusts

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

          Section 27.  Supplements and Amendments. The Company and the Rights
                       --------------------------
Agent may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder (including but not limited to extending the period of time during which the Rights may be redeemed, provided that at the time of such amendment there is no Acquiring Person) which the

Company and the Rights Agent may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates.

          Section 28.  Determination and Actions by the Board of Directors, etc.
                       ---------------------------------------------------------
For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (and, where specifically provided for herein, the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company (or, where specifically provided for herein, the Continuing Directors), or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purpose of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board (or, where specifically provided for herein, by the Continuing Directors) in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other parties, and (ii) not subject to the Board or the Continuing Directors to any liability to the holders of the Right Certificates.

          Section 29.  Successors. All the covenants and provisions of this
                       ----------
Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 30.  Benefits of this Agreement. Nothing in this Agreement
                       --------------------------
shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

          Section 31.  Severability. If any provision of this Agreement is held
                       ------------
by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the provisions of this Agreement and the application of such provision to other persons or circumstances, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 32.  Governing Law. This Agreement and each Right Certificate
                       -------------
issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

          Section 33.  Counterparts. This Agreement may be executed in any
                       ------------
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 34.  Descriptive Headings. Descriptive headings of the several
                       --------------------
Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                              UGI CORPORATION


                                              By: /s/ James A. Sutton
                                                 --------------------------
                                                 Title: President



                                              MELLON BANK (EAST) N.A.


                                              By: /s/ S. Jones
                                                 --------------------------
                                                 Title: Vice President

                                                                       Exhibit A
                                                                       ---------

                          [Form of Right Certificate]

Certificate No. R-                                                _______ Rights


          NOT EXERCISABLE AFTER APRIL 29, 1996 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.05 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE WERE OR ARE BENEFICIALLY OWNED BY A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OF OR AN ASSOCIATE OF AN ACQUIRING PERSON. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 11(a)(ii) OF THE RIGHTS AGREEMENT.]*

                          Right Certificate

                           UGI CORPORATION

          This certifies that                  , or registered assigns, is the
registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of April 29, 1986 (the "Rights Agreement") between UGI Corporation, a Pennsylvania corporation (the "Company"), and Mellon Bank (East) N.A. (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Philadelphia time) on April 29, 1996, at the corporate trust office of the Rights Agent, or its successors as Rights Agent, in Philadelphia, Pennsylvania, one one-hundredth of a fully paid, non-assessable share of the Series A Junior Participating Preference Stock (the "Preference Shares") of the Company, at a purchase price of $75 per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per
share set forth above, are the number and Purchase Price as of         , 198__,
based on the Preference Shares as constituted at such date.

         Upon the occurrence of a Triggering Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement),
(ii) a transferee of any such Acquiring Person, Associate or

_________________
* The portion of the legend in brackets shall be inserted only if applicable.

Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of any such Triggering Event.

          As provided in the Rights Agreement, the Purchase Price and the number of Preference Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent.

          This Right Certificate, with or without other Right Certificates, upon surrender at the corporate trust office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preference Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.05 per Right.

          No fractional Preference Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preference Share), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preference Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ______________ _____, 19___.


ATTEST:                                      UGI CORPORATION


________________________________             By:____________________________
Secretary                                    Title:



Countersigned:

MELLON BANK (EAST) N.A.



By:_____________________________
 Authorized Signature

                  [Form of Reverse Side of Right Certificate]

                              FORM OF ASSIGNMENT
                              ------------------


            (To be executed by the registered holder if such holder
                  desires to transfer the Right Certificate.)


          FOR VALUE RECEIVED _________________________________________________
hereby sells, assigns and transfers unto______________________________________
______________________________________________________________________________
                 (Please print name and address of transferee)

____________________________________________________________________________

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ____________________,  19___



                                             ________________________________
                                             Signature

Signature Guaranteed:

                                  Certificate
                                  -----------

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated: ________________, 19___


                                             ________________________________
                                             Signature

                                    NOTICE
                                    ------

          The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------
                     (To be executed if holder desires to
                       exercise the Right Certificate.)

To UGI CORPORATION:

          The undersigned hereby irrevocably elects to exercise _____________ Rights represented by this Right Certificate to purchase the Preference Shares (or such other securities of the Company or of any other person) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security or other identifying number

______________________________________________________________________________
                        (Please print name and address)

______________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

______________________________________________________________________________
                        (Please print name and address)

______________________________________________________________________________


Dated:__________________, 19___


                                          ____________________________________
                                          Signature

                                          (Signature must conform in all
                                          respects to name of holder as
                                          specified on the face of this Right
                                          Certificate)

Signature Guaranteed:

                                  Certificate
                                  -----------

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1)  the Rights evidenced by this Right Certificate [   ] are [   ]
are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

          (2)  after due inquiry and to the best knowledge of the undersigned,
it [   ] did    [   ] did not acquire the Rights evidenced by this Right
Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:_______________, 19___


                                                 _______________________________
                                                 Signature

                                                                       Exhibit B
                                                                       ---------

                SUMMARY OF RIGHTS TO PURCHASE PREFERENCE STOCK

          On April 29, 1986, the Board of Directors of UGI Corporation (the "Company") declared a dividend distribution of one right (a "Right") for each outstanding share of Common Stock, $4.50 par value (the "Common Shares"), of the Company. The distribution is payable on May 19, 1986 to the shareholders of record at the close of business on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of share of Series A Junior Participating Preference Stock, without par value (the "Preference Shares") at a price of $75 per one one-hundredth of share, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Mellon Bank (East) N.A., as Rights Agent (the "Rights Agent").

          Until the earlier to occur of (i) ten days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership (as defined in the Rights Agreement) of 20% or more of the outstanding voting shares (an "Acquiring Person") or (ii) ten days following the commencement of or announcement of an intention to make a tender offer or exchange offer upon consummation of which a person or a group would beneficially own 30% or more of the outstanding voting shares (the earlier of such dates being called the "Distribution Date"), the Rights will be represented, with respect to any of the Common Share certificates outstanding as of May 19, 1986, by such Common Share certificate with a copy of this Summary of Rights attached thereto. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after May 19, 1986 upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the transfer of any certificates for Common Shares outstanding as of May 19, 1986, even without a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the rights.

          The Rights are not exercisable until the Distribution Date. The Rights will expire on April 29, 1996, unless earlier redeemed by the Company as described below.

          In the event that, at any time following the Distribution Date, (i) the Company is the surviving corporation in a merger with an Acquiring Person and its Common Shares are not changed or exchanged, (ii) a Person (other than the Company and its affiliates) becomes the beneficial owner of more than 40% of the then outstanding voting shares, (iii) an Acquiring Person engages in one or more self-dealing transactions as set forth in Section 11(a)(ii)(A) of the Rights Agreement, or (iv) during such time as there is an Acquiring Person, one of the events set forth in Section 11(a)(ii)(C) occurs (e.g., a reverse stock
                                                        ----
split), the Rights Agreement provides that proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two (2) times the exercise price of the Right.

          In the event that, at any time following the Distribution Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction with another person in which the Company is the surviving corporation, but in which its Common Shares are changed or exchanged, or (iii) 50% or more of the Company's assets or earning power are sold or transferred, the Rights Agreement provides that proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, common stock of the acquiring company having a value equal to two
(2) times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph and the preceding paragraph (the "Triggering Events"), any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person shall immediately become null and void.

          The Purchase Price payable and the number of Preference Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preference Shares, (ii) upon the grant to holders of the Preference Shares of certain rights, options or warrants to subscribe for Preference Shares or convertible securities at less than the then current market price of the Preference Shares or (iii) upon the distribution to holders of the Preference Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings or dividends payable in Preference Shares (other than those referred to above).

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Preference Shares on the last trading date prior to the date of exercise.

          The Rights may be redeemed in whole, but not in part, at a price of $.05 per Right (the "Redemption Price") as follows: (1) By the Board as a whole at any time prior to the earlier of: (A) the date that a person or group acquires beneficial ownership of 20% or more of the outstanding voting shares, or (B) the date of a change in the majority of the Board resulting from a proxy or consent solicitation if the solicitor (or any participant) indicates an intention to become an Acquiring Person or to cause the occurrence of a Triggering Event; and (2) By the Company with the concurrence of a majority of the Continuing Directors at any time from the first occurrence of clause (A) or
(B) above until ten days after the Shares Acquisition Date or the Record Date, whichever is later. Thereafter, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding voting shares in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board of Directors of the Company, with, where required, the concurrence of a majority of the Continuing Directors, ordering redemption of the Rights, the

Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          The term "Continuing Directors" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or a representative of an Acquiring Person or of an affiliate or associate of an Acquiring Person.

          Until a Right is exercised, the Right will confer upon the holder thereof no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

          The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that any such amendment may not adversely affect the interests of the holders of Rights. Provided there is no Acquiring Person, such amendment may extend the period of time during which the Rights may be redeemed.

          A copy of the Rights Agreement is being filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company upon written request to the Company at its principal place of business. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

                              AMENDMENT NO. 1 TO

                               RIGHTS AGREEMENT
                               ----------------

     The date of this AMENDMENT NO. 1 is as of May 22, 1990. The parties are UGI Corporation, a Pennsylvania corporation (the "Company"), and Mellon Bank (East) N.A., a national bank (the "Rights Agent").


                                  BACKGROUND
                                  ----------

     The parties to this Amendment No. 1 entered into a Rights Agreement dated as of April 29, 1986 (the "Rights Agreement"). Section 27 of the Rights Agreement provides that the Company and the Rights Agent may amend the Rights Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement defective or inconsistent provisions or to make any other necessary or desirable provisions in regard to questions thereunder which do not adversely affect the interests of the holders of Right Certificates. Having determined that subsection 11(n) of the Rights Agreement is defective, the Company and the Rights Agent desire to amend that subsection as provided in this Amendment No. 1.

     NOW THEREFORE, intending to be legally bound, the parties agree as follows:

     Section 1.  Amendment and Restatement.  Subsection 11(n) of the Rights
                 --------------------------
Agreement is hereby amended and restated in its entirety as follows:

     (n) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Record Date and prior to the Distribution Date (i) declare a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, (iii) combine the outstanding Common Shares into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Shares, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event.

     Section 2.  Ratification.  All other terms and conditions of the Rights
                 ------------
Agreement, including all Exhibits to the Rights Agreement, shall remain unaffected by this Amendment No. 1 and are ratified and confirmed.

     Section 3.  Definitions.  Capitalized terms used in this Amendment No. 1
                 -----------
but not defined shall have the meanings ascribed to those terms in the Rights Agreement.

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed as of the day and year first above written.

                                         UGI CORPORATION


     Date: May 23, 1990                  By: /s/ Charles L. Ladner
                                             ---------------------------
                                         Title: Senior Vice President


                                         MELLON BANK (EAST) N.A.


     Date: May 22, 1990                  By: /s/ S. Jones
                                             ----------------------------
                                         Title: Vice President

                              AMENDMENT NO. 2 TO

                               RIGHTS AGREEMENT
                               ----------------

     The date of this AMENDMENT NO. 2 is as of April 30, 1991. The parties are UGI Corporation, a Pennsylvania corporation (the "Company"), and Mellon Bank N.A., successor to Mellon Bank (the "Rights Agent").

                                  BACKGROUND
                                  ----------

     The parties to this Amendment No. 2 entered into a Rights Agreement dated as of April 29, 1986, as amended by Amendment No. 1 dated as of May 22, 1990 (the "Rights Agreement"). Section 27 of the Rights Agreement provides that the Company and the Rights Agent may amend the Rights Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement defective or inconsistent provisions or to make any other necessary or desirable provisions in regard to questions thereunder which do not adversely affect the interests of the holders of Right Certificates. Having determined that subsection 1(c) of the Rights Agreement is defective, the Company and the Rights Agent desire to amend that subsection as provided in this Amendment No. 2.

     NOW THEREFORE, intending to be legally bound, the parties agree as follows:

     Section 1.  Amendment and Restatement.  Subsection 1(c) of the Rights
                 -------------------------
Agreement is hereby amended by adding the following proviso to the end thereof:

     Provided, however, that nothing in this Subsection 1(c) shall cause a person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "Beneficially Own," any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

     Section 2.  Ratification.  All other terms and conditions of the Rights
                 ------------
Agreement, including all Exhibits to the Rights Agreement, shall remain unaffected by this Amendment No. 2 and are ratified and confirmed.

     Section 3.  Definitions.  Capitalized terms used in this Amendment No. 2
                 -----------
but not defined shall have the meanings ascribed to those terms in the Rights Agreement.

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be duly executed as of the day and year first above written.

                                        UGI CORPORATION


     Date: June 3, 1991                 By: /s/ Charles L. Ladner
                                           ---------------------------------
                                        Title: Senior Vice President


                                        MELLON BANK N.A.


     Date: June 3, 1991                 By: /s/ Sally J. Jones
                                           ----------------------------------
                                        Title:  Vice President

                              AMENDMENT NO. 3 TO

                               RIGHTS AGREEMENT
                               ----------------

     The date of this Amendment No. 3 is as of April 7, 1992. The parties are UGI Corporation, a Pennsylvania corporation (the "Company"), and Mellon Bank N.A., a national bank and successor to Mellon Bank (East) N.A. (the "Rights Agent").

                                  BACKGROUND
                                  ----------

     The parties to this Amendment No. 3 entered into a Rights Agreement dated as of April 29, 1986, as amended by Amendments Nos. 1 and 2 thereto dated as of May 22, 1990 and as of April 30, 1991, respectively (as so amended, the "Rights Agreement"). Section 27 of the Rights Agreement provides that the Company and the Rights Agent may amend the Rights Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement defective or inconsistent provisions or to make any other necessary or desirable provisions in regard to questions thereunder which do not adversely affect the interests of the holders of Right Certificates. The Company is proposing to create a holding company structure through a merger with a subsidiary whereby the holders of Common Shares of the Company will become the holders of Common Shares of a second subsidiary which will become the parent of the Company holding all of its Common Shares. Having determined that the Rights Agreement is defective in not providing for such a transaction, the Company and the Rights Agent desire to add a new subsection 13(d) as provided in this Amendment No. 3.

     NOW, THEREFORE, the parties agree as follows:

     Section 1.  Amendment.  The Rights Agreement is hereby amended to add
                 ----------
subsection 13(d) as follows:

     (d) In the event that the Company shall merge with and into a Subsidiary of the Company and in connection with such merger all of the outstanding Common Shares of the Company shall be changed into or exchanged for Common Shares of another corporation (the "New Parent"), then the New Parent shall either (x) be liable for, and assume, all the obligations and duties of the Company pursuant to this Agreement in which case the term "Company" herein shall thereafter be deemed to refer only to the New Parent, or (y) enter into a new Rights Agreement containing all of the terms and conditions of this Agreement and issue new rights thereunder in substitution for the rights held hereunder so that the holders of Common Shares of the New Parent shall have the same rights with respect to the New Parent as the holders of the Common Shares of the Company had immediately prior to such merger.

     The Company shall not consummate any such merger unless prior thereto the Company and the New Parent shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in this paragraph or the New Parent shall have entered into a new Rights Agreement in accordance herewith.

     The provisions of this paragraph shall similarly apply to successive mergers with Subsidiaries.

     Section 2.  Ratification.  All other terms and conditions of the Rights
                 -------------
Agreement, including all Exhibits to the Rights Agreement, shall remain unaffected by this Amendment No. 3 and are ratified and confirmed.

     Section 3.  Definitions.  Capitalized terms used in this Amendment No. 3
                 ------------
but not defined shall have the meanings ascribed to those terms in the Rights Agreement.

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 3 to be duly executed as of the day and year first above written.


                                          UGI CORPORATION


     Date: April 7, 1992                  By: /s/ George W. Westernman
                                             -------------------------------
                                          Title: Vice President


                                          MELLON BANK N.A.


     Date: April 7, 1992                  By: /s/ S. Jones
                                             -------------------------------
                                          Title: Vice President

                              AMENDMENT NO. 4 TO
                               RIGHTS AGREEMENT

     The date of this Amendment No. 4 is as of April 17, 1996. The parties are UGI Corporation, a Pennsylvania corporation (the "Company'), formerly New UGI Corporation, and successor to UGI Utilities, Inc. ("UGI"), formerly UGI Corporation, and Mellon Bank N.A., a national bank (the "Rights Agent"), and successor to Mellon Bank (East) N.A. ("Mellon").

                                  BACKGROUND

     UGI and Mellon entered into a Rights Agreement dated as of April 29, 1986, which was amended by Amendment Nos. 1, 2, and 3 dated as of May 22, 1990, April 30, 1991, and April 7, 1992, respectively (as so amended, the "Rights Agreement").

     Pursuant to an Assumption Agreement dated April 7, 1992 between the Company and Mellon, the Company assumed and agreed to discharge and perform all liabilities and obligations of UGI under the Rights Agreement. The effective time of such assumption was April 10, 1992, the effective time of the Plan of Merger which restructured UGI into a holding company system. As part of the restructuring, holders of UGI Common Stock became holders of the Company's Common Stock, as permitted by paragraph (d) of Section 13 of the Rights Agreement, added by Amendment No. 3 thereto.

     Section 27 of the Rights Agreement provides that the Company and the Rights Agent may amend the Rights Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any defective or inconsistent provisions or to make any other necessary or desirable provisions in regard to matters or questions thereunder which do not adversely affect the interests of the holders of Right Certificates. The Company has approved an extension of the term of the Rights until April 29, 2006 and a Purchase Price of $120 per one one-hundredth of a Preference Share. Having determined that delaying the Final Expiration Date and setting a Purchase Price of $120 is desirable, the Company and the Rights Agent hereby amend the Rights Agreement as provided in this Amendment No. 4.

NOW THEREFORE, the parties agree as follows:

     Section 1. Amendment to Section 7. Paragraphs (a) and (b) of Section 7 of the Rights Agreement, "Exercise of Rights; Purchase Price; Expiration Date of Rights," are hereby amended to read in their entirety as follows:

     (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercise set forth in Sections 9(c), 11(a) (iii) and 24(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for that purpose, together with payment of the Purchase Price for the Preference Shares (or other securities or property as the case may be) as to which the Rights are exercised, at or prior to the earlier of (i) the close of business on April 29, 2006 (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 24 hereof (such earlier time being herein referred to as the "Expiration Date")

     (b) The Purchase Price for each one one-hundredth of a Preference Share pursuant to the exercise of a Right shall initially be $120, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

     Section 2. Amendment to Exhibit A. Exhibit A to the Rights Agreement is hereby amended to read in its entirety as follows:

                                                                       Exhibit A

                          [Form of Right Certificate]

Certificate No. R-                                                    ___ Rights

     NOT EXERCISABLE AFTER APRIL 29, 2006 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.05 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE WERE OR ARE BENEFICIALLY OWNED BY A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OF OR AN ASSOCIATE OF AN ACQUIRING PERSON. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 11(a) (ii) OF THE RIGHTS AGREEMENT.]*

_______________
*    The portion of the legend in brackets shall be inserted only if applicable.

                          Right Certificate

                           UGI CORPORATION

     This certifies that            , or registered assigns, is the registered
owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of April 29, 1986, as amended (the "Rights Agreement") between UGI Corporation, a Pennsylvania corporation (the "Company"), and Mellon Bank N.A. (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (Philadelphia time) on April 29, 2006, at the corporate trust office of the Rights Agent, or its successors as Rights Agent, in Philadelphia, Pennsylvania, one one-hundredth of a fully paid, non-assessable share of the Series A Junior Participating Preference Stock (the "Preference Shares") of the Company, at a purchase price of $120 per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of [date], based on the Preference Shares as constituted at such date.

     Upon the occurrence of a Triggering Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement),
(ii) a transferee of any such Acquiring person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of any such Triggering Event.

     As provided in the Rights Agreement, the Purchase Price and the number of Preference Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent.

     The Right Certificate, with or without other Right Certificates, upon surrender at the corporate trust office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preference Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.05 per Right.

     No fractional Preference Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preference Share), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preference Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     The Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ___________________.


ATTEST:                                UGI CORPORATION


____________________________           By__________________________________
Secretary                                Title:


Countersigned:

MELLON BANK N.A.

By__________________________
  Title

                  [Form of Reverse Side of Right Certificate]

                              Form of Assignment
                              ------------------

          (To be executed by registered holder if such holder desires to transfer the Right Certificate.)

          FOR VALUE RECEIVED _______________________ hereby sells, assigns and transfers unto_________________________________________________________________
                 (Please print name and address of transferee)

_______________________________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________ Attorney, to transfer the within Right Certificate on the books of the within-name Company, with full power of substitution.

Dated: __________________________


                                              _________________________________
                                              Signature

Signature Guaranteed:


                                  Certificate
                                  -----------

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1)  this Right Certificate [   ] is [   ] is not being sold, assigned
and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

          (2)  after due inquiry and to the best knowledge of the undersigned,
it [   ] did [   ] did not acquire the Rights evidenced by this Right
Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:__________________________              _________________________________
                                              Signature

                                    NOTICE
                                    ------

          The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------
                     (to be executed if holder desires to
                       exercise the Right Certificate.)


To UGI CORPORATION:

          The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Right Certificate to purchase the Preference Shares (or such other securities of the Company or of any other person) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number


_______________________________________________________________________________
                        (Please print name and address)

_______________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


_______________________________________________________________________________
                        (Please print name and address)

_______________________________________________________________________________


Dated:__________________________

                                              _________________________________
                                              Signature

                                              (Signature must conform in all
                                              respects to name of holder as
                                              specified on the face of this
                                              Right Certificate)

Signature Guaranteed:

                                  Certificate
                                  -----------

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Right Certificate [   ] are [   ] are
not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it
[   ] did [   ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:__________________________              _________________________________
                                              Signature

                        *    *    *    *    *    *    *

     Section 3. Ratification. All other terms and conditions of the Rights Agreement shall remain unaffected by this Amendment No. 4 and are ratified and confirmed.

     Section 4. Definitions. Capitalized terms used in this Amendment No. 4 but not defined herein shall have the meanings ascribed to those terms in the Rights Agreement.

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 4 to be duly executed as of the day and year first above written.


                                         UGI CORPORATION

                                         By: /s/ Brendan P. Bovaird
                                             --------------------------------
                                             Vice President

                                         MELLON BANK N.A.

                                         By: /s/ Grace Vicki
                                             --------------------------------
                                            Vice President

                              AMENDMENT NO. 5 TO
                               RIGHTS AGREEMENT

     The date of this Amendment No. 5 is as of August 18, 2000. The parties are UGI Corporation, a Pennsylvania corporation (the "Company"), formerly New UGI Corporation, and successor to UGI Utilities, Inc. ("UGI"), formerly UGI Corporation, and Mellon Bank N.A., a national bank (the "Rights Agent"), and successor to Mellon Bank (East) N.A. ("Mellon").

                                  BACKGROUND

     UGI and Mellon entered into a Rights Agreement dated as of April 29, 1986, which was amended by Amendment Nos. 1, 2, 3 and 4 dated as of May 22, 1990, April 30, 1991, April 7, 1992 and April 17, 1996, respectively (as so amended, the "Rights Agreement").

     Pursuant to an Assumption Agreement dated April 7, 1992 between the Company and Mellon, the Company assumed and agreed to discharge and perform all liabilities and obligations of UGI under the Rights Agreement. The effective time of such assumption was April 10, 1992, the effective time of the Plan of Merger which restructured UGI into a holding company system. As part of the restructuring, holders of UGI Common Stock became holders of the Company's Common Stock, as permitted by paragraph (d) of Section 13 of the Rights Agreement, added by Amendment No. 3 thereto.

     Section 27 of the Rights Agreement provides that the Company and the Rights Agent may amend the Rights Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any defective or inconsistent provisions or to make any other necessary or desirable provisions in regard to matters or questions thereunder which do not adversely affect the interests of the holders of Right Certificates. The Company has approved a change in the provisions of the Rights Agreement applicable to the redemption of Rights so as to delete the requirement that a majority of Continuing Directors concur in the authorization of the redemption of Rights in certain circumstances. Having determined that omitting all requirements for action on the part of Continuing Directors is desirable, the Company and the Rights Agent hereby amend the Rights Agreement as provided in this Amendment No. 5.

     NOW THEREFORE, the parties agree as follows:

     Section 1. Amendment to Section 1. Paragraph (g) of Section 1 of the Rights Agreement, "Continuing Director," is hereby deleted.
                   -------------------

     Section 2. Amendment to Section 24. Paragraph (a) of Section 24 of the Rights Agreement, "Redemption and Termination," is hereby amended to read in its
                   --------------------------
entirety as follows:

     (a) The Board of Directors of the Company may, at its option, at any time prior to 5:00 P.M., Philadelphia time, on the earlier of (i) the close of business on the tenth day following the Shares Acquisition Date (or, if the Shares Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth day following the Record Date), or (ii) the Final

Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.05 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, that if, following
                                        --------
the occurrence of a Shares Acquisition Date and following the expiration of the right of redemption hereunder but prior to any Triggering Event, each of the following shall have occurred and remain in effect: (i) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares in a transaction, or series of transactions, which did not result in the occurrence of a Triggering Event such that such Person is thereafter a Beneficial Owner of shares of the Company which entitle the holder to cast 10% or less of the votes that all shareholders of the Company are entitled to cast generally in the election of directors, (ii) there are no other Persons, immediately following the occurrence of the event described in clause (i), who are Acquiring Persons, and (iii) the transfer or other disposition described in clause (i) above was other than pursuant to a transaction, or series of transactions, which directly or indirectly involved the Company or any of its Subsidiaries; then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 24. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 11(a)(ii) prior to the expiration of the Company's right of redemption hereunder.

     Section 3.  Amendment to Section 28. Section 28, "Determination and Actions
                                                       -------------------------
by the Board of Directors, etc." is hereby amended to read in its entirety as
------------------------------
follows:

     For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purpose of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other parties, and
(ii) not subject the Board to any liability to the holders of the Right Certificates.

     Section 4. Ratification. All other terms and conditions of the Rights Agreement shall remain unaffected by this Amendment No. 5 and are ratified and confirmed.

     Section 5. Definitions. Capitalized terms used in this Amendment No. 5 but not defined herein shall have the meanings ascribed to those terms in the Rights Agreement.

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 5 to be duly executed as of the day and year first above written.


                                        UGI CORPORATION

                                        By: ________________________________
                                            Vice President


                                        MELLON BANK N.A.


                                        By: _________________________________
                                            Vice President

                             ASSUMPTION AGREEMENT
                             --------------------

     ASSUMPTION AGREEMENT dated April 7, 1992 between New UGI Corporation, a Pennsylvania corporation ("Holdco"), and Mellon Bank N.A. ("Bank").

     WHEREAS, pursuant to a Plan of Merger (the "Plan") to be submitted for approval by the shareholders of UGI Corporation, a Pennsylvania corporation ("UGI"), at a special meeting to be held on April 9, 1992, it is proposed that the holders of Common Shares of UGI will become the holders of Common Shares of Holdco;

     WHEREAS, UGI and Mellon Bank N.A. are parties to a Rights Agreement dated as of April 29, 1986, as amended by Amendments Nos. 1, 2 and 3 thereto dated as of May 22, 1990, April 30, 1991 and April 7, 1992, respectively (as so amended, the "Rights Agreement");

     WHEREAS, the Board of Directors of Holdco has approved, effective upon the effective time of the Plan as set forth therein (the "Effective Time"), the assumption by Holdco of the liabilities and obligations of UGI under the Rights Agreement (the "Assumed Obligations") and the substitution of Holdco for UGI for all purposes thereunder; and

     WHEREAS, Holdco wishes to provide for such assumption of the Assumed Obligations as provided in the Rights Agreement;

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Holdco hereby assumes and agrees to discharge and perform all liabilities and obligations of UGI under the Rights Agreement, effective upon the Effective Time.

     This instrument shall be governed by and interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania and shall be binding upon Holdco, its successors and assigns.

     IN WITNESS WHEREOF, Holdco has caused this Assumption Agreement to be duly executed on the date first above written and the Bank has joined therein to evidence its acceptance of the assumption.

                                         NEW UGI CORPORATION

                                         By: /s/ James A. Sutton
                                            ------------------------------
                                            Title: President

                                         MELLON BANK N.A.

                                         By: /s/ S. Jones
                                            ------------------------------
                                            Title: Vice President

                                       1